Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Number 333-176873 on Form S-3 of our report dated March 26, 2013 relating to the statements of financial condition of United States Commodity Funds LLC and Subsidiaries as of December 31, 2012 and 2011 appearing in this Current Report on Form 8-K of the United States 12 Month Oil Fund, LP.

/s/ Spicer Jeffries LLP

Greenwood Village, Colorado

March 26, 2013